UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________________________
FORM 8-K
___________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 3, 2014
Date of report (Date of earliest event reported)

ALIGN TECHNOLOGY, INC.
_______________________________________________________________
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)
(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On February 3, 2014, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) authorized the payment of the annual incentive awards (cash bonuses) to the Company’s executive officers. On February 4, 2014, the Board of Directors approved the recommendation of the Compensation Committee with respect to the payment of an annual incentive award to the Company’s Chief Executive Officer. The table below sets forth the annual incentive awards for the Company’s current named executive officers:

Name	Annual Incentive Award
Thomas M. Prescott President, Chief Executive Officer and Director	$900,000
David L. White Chief Financial Officer	$159,656	*
Jennifer M. Erfurth Vice President, Global Human Resources	$279,695

*Mr. White joined Align in July 2013. As a result, his annual cash incentive award was pro rated based on the number of months he was employed in 2013.

In addition, an increase to the annual base salaries (effective as of January 27, 2014) of the Company’s executive officers was also approved. The table below sets forth the annual base salary levels for 2014 for the Company’s current named executive officers:

Name	2014 Base Salary
Thomas M. Prescott President, Chief Executive Officer and Director	$650,000
David L. White Chief Financial Officer	$407,000
Jennifer M. Erfurth Vice President, Global Human Resources	$331,200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 7, 2014	ALIGN TECHNOLOGY, INC.

By: /s/ Roger E. George
Roger E. George
Vice President, Corporate and Legal Affairs, General Counsel and Corporate Secretary